Exhibit 99.1

January 27, 2016

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2015 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

•	20% organic annual loan growth in 2015

•	132 consecutive quarters of profitability

•	First full quarter including recently acquired Tri-State 1st Banc Inc.

•	Net income for quarter ended December 31, 2015 was $3.2 million compared to $1.9 million for the linked quarter

•	Annualized return on assets was 0.93% for the fourth quarter excluding costs related to acquisition activities

•	Noninterest income increased 23.4% compared to same quarter in 2014

•	Non-performing assets to total assets remain at low levels, 0.61% at December 31, 2015

CANFIELD, Ohio (January 27, 2016) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and twelve months ended December 31, 2015.

Net income for the three months ended December 31, 2015 was $3.2 million, or $0.12 per diluted share, which compares to $2.1 million, or $0.12 per diluted share, for the three months ended December 31, 2014. Excluding expenses related to acquisition activities, net income would have been $4.3 million or $0.16 per diluted share for the three months ended December 31, 2015. In comparing net income excluding acquisition activities for the fourth quarter to the linked quarter, net income excluding acquisition activities increased $598 thousand, or 16% for the three months ended December 31, 2015.

Annualized return on average assets and return on average equity were 0.68% and 6.51%, respectively, for the three month period ending December 31, 2015. Excluding the expenses related to acquisition activities, the annualized return on average assets and the annualized return on average equity would have been 0.93% and 8.87%, respectively.

Net income for the year ended December 31, 2015 was $8.1 million, or $0.36 per diluted share, compared to $9.0 million or $0.48 per diluted share for 2014. Excluding expenses related to acquisition activities, net income for the current twelve month period would have been $12.9 million, or $0.57 per share.

On October 1, 2015, Farmers completed the merger of Tri-State 1st Banc Inc. (Tri-State), the holding company for 1st National Community Bank. Immediately following the merger, 1st National Community Bank was merged into The Farmers National Bank of Canfield (Bank). This transaction resulted in the addition of $135 million in assets and 3 full service branches in Columbiana County in Ohio and 1 in Beaver County in Pennsylvania.

Kevin J. Helmick, President and CEO, stated, “2015 was an exciting year for our company. We are very pleased that we have completed the acquisitions of National Bancshares Corporation (NBOH) and Tri-State, and that these acquisitions have improved our level of profitability. We also continue to be encouraged by our organic loan growth, which has increased 20% during the past twelve months, and improvements in our level of noninterest income.”

2015 Fourth Quarter Financial Highlights

•	Loan growth

Total loans were $1.30 billion at December 31, 2015, compared to $663.9 million at December 31, 2014. Loans grew 20% organically during the past twelve months, which is in addition to the $432 million and $66 million increase in loans resulting from the NBOH and Tri-State acquisitions, respectively. The organic increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial and residential real estate loan portfolios. Loans now comprise 74.2% of the Bank’s fourth quarter average earning assets in 2015, an improvement compared to 61.2% in 2014. This improvement along with the growth in earning assets organically and through merger activity has resulted in a 88.7% increase in tax equated loan income from the fourth quarter of 2014 to the same quarter in 2015.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.61%. Early stage delinquencies also continue to remain at low levels, at $8.9 million, or 0.69% of total loans, at December 31, 2015. Net charge-offs for the current quarter were $296 thousand, up slightly compared to $211 thousand in the previous quarter but down 44% compared to $526 thousand in the same quarter last year. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended December 31, 2015 was 3.99%, a 36 basis points increase from the quarter ended December 31, 2014. In comparing the fourth quarter of 2015 to the same period in 2014, asset yields increased 19 basis points, while the cost of interest-bearing liabilities decreased 20 basis points. Another key contributor to the increase in net interest margin was the shift in the mix of earning assets from securities to loans as explained previously. The increased margin is also partially due to the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers. Excluding the amortization of premium on time deposits and FHLB advances along with the accretion of the acquired loan discount, the net interest margin would have been 9 basis points lower or 3.90% for the quarter ended December 31, 2015.

•	Noninterest income

Noninterest income increased 23.4% to $5.2 million for the quarter ended December 31, 2015 compared to $4.2 million in 2014. Deposit account income increased $337 thousand, or 47%, in the current year’s quarter compared to the same quarter in 2014 and gains on the sale of mortgage loans increased $299 thousand, or 277%, in comparing the same two quarters.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the fourth quarter of 2015 were $16.6 million. Excluding expenses related to acquisition activities of $1.7 million, noninterest expenses were $14.9 million. Excluding expenses related to acquisition activities, noninterest expenses measured as a percentage of quarterly average assets decreased from 3.43% in the fourth quarter of 2014 to 3.18% in the fourth quarter of 2015. Salaries and employee benefits excluding severance expenses related to the merger as a percent of average assets decreased from 1.89% to 1.54%.

•	Efficiency ratio

Excluding expenses related to acquisition activities, the efficiency ratio for the quarter ended December 31, 2015 improved to 65.4% compared to 71.2% for the same quarter in 2014. The main factors leading to the improvement in the efficiency ratio was the increase in net interest income and noninterest income, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2016 Outlook

Mr. Helmick added, “2015 was a transformative year with our acquisition activity. In 2016, we continue to focus our energy on the seamless integration of the newly acquired banks and customers. We remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with more than $1.9 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 42 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio and pre-tax, pre-provision income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2015	2015	2015	2015	2014	2015	2014	Change
Total interest income	$17,481	$15,594	$10,753	$9,999	$10,321	$53,827	$40,915	31.6%
Total interest expense	1,023	1,056	1,004	1,007	1,078	4,090	4,579	-10.7%

Net interest income	16,458	14,538	9,749	8,992	9,243	49,737	36,336	36.9%
Provision for loan losses	990	1,220	850	450	825	3,510	1,880	86.7%
Other income	5,175	4,685	4,409	4,037	4,193	18,306	15,303	19.6%
Merger related costs	1,736	2,499	1,912	245	0	6,392	0
Other expense	14,884	13,022	10,175	9,506	9,867	47,587	38,162	24.7%

Income before income taxes	4,023	2,482	1,221	2,828	2,744	10,554	11,597	-9.0%
Income taxes	848	625	409	617	597	2,499	2,632	-5.1%

Net income	$3,175	$1,857	$812	$2,211	$2,147	$8,055	$8,965	-10.2%

Average shares outstanding	27,027	25,672	19,366	18,409	18,436	22,678	18,675
Pre-tax pre-provision income	$5,013	$3,702	$2,071	$3,278	$3,569	$14,064	$13,477
Basic and diluted earnings per share	0.12	0.07	0.04	0.12	0.12	0.36	0.48
Cash dividends	809	770	552	552	552	2,684	2,237
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.12	0.12
Performance Ratios
Net Interest Margin (Annualized)	3.99%	3.84%	3.66%	3.64%	3.63%	3.81%	3.59%
Efficiency Ratio (Tax equivalent basis)	73.07%	76.55%	81.03%	70.71%	71.20%	75.26%	70.24%
Return on Average Assets (Annualized)	0.68%	0.43%	0.27%	0.79%	0.75%	0.54%	0.79%
Return on Average Equity (Annualized)	6.51%	3.97%	2.74%	7.14%	6.91%	4.97%	7.45%
Dividends to Net Income	25.48%	41.46%	67.98%	24.97%	25.71%	33.32%	24.95%

Consolidated Statements of Financial Condition

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
Assets
Cash and cash equivalents	$56,014	$34,344	$37,028	$26,929	$27,428
Securities available for sale	394,312	379,138	386,319	369,919	389,829
Loans held for sale	1,769	566	399	146	511
Loans	1,296,865	1,183,016	1,134,838	673,784	663,852
Less allowance for loan losses	8,978	8,294	7,286	7,723	7,632

Net Loans	1,287,887	1,174,722	1,127,552	666,061	656,220

Other assets	129,920	119,027	121,105	70,596	62,979

Total Assets	$1,869,902	$1,707,797	$1,672,403	$1,133,651	$1,136,967

Liabilities and Stockholders’ Equity
Deposits	$1,409,047	$1,330,249	$1,320,569	$909,408	$915,703
Other interest-bearing liabilities	247,985	179,701	155,591	80,338	87,517
Other liabilities	14,823	11,696	13,668	17,134	10,187

Total liabilities	1,671,855	1,521,646	1,489,828	1,006,880	1,013,407
Stockholders’ Equity	198,047	186,151	182,575	126,771	123,560

Total Liabilities and Stockholders’ Equity	$1,869,902	$1,707,797	$1,672,403	$1,133,651	$1,136,967

Period-end shares outstanding	26,944	25,674	25,672	18,409	18,409
Book value per share	$7.35	$7.25	$7.11	$6.89	$6.71
Tangible book value per share	5.77	5.72	5.57	6.42	6.23
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.58%	12.12%	12.61%	15.03%	N/A
Total Risk Based Capital Ratio (a)	12.21%	12.77%	13.20%	16.02%	16.48%
Tier 1 Risk Based Capital Ratio (a)	11.58%	12.12%	12.61%	15.03%	15.43%
Tier 1 Leverage Ratio (a)	9.15%	9.27%	9.27%	10.44%	10.03%
Equity to Asset Ratio	10.59%	10.90%	10.92%	11.18%	10.87%
Tangible Common Equity Ratio	8.50%	8.80%	8.76%	10.50%	10.17%
Net Loans to Assets	68.87%	68.79%	67.42%	58.75%	57.72%
Loans to Deposits	92.04%	88.93%	85.94%	74.09%	72.50%
Asset Quality
Non-performing loans	$10,445	$9,620	$7,984	$7,939	$8,481
Other Real Estate Owned	942	1,052	1,128	144	148
Non-performing assets	11,387	10,672	9,112	8,083	8,629
Loans 30 - 89 days delinquent	9,130	6,974	7,146	4,344	5,426
Charged-off loans	447	631	1,496	618	891
Recoveries	151	420	209	259	365
Net Charge-offs	296	211	1,287	359	526
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.09%	0.10%	0.71%	0.22%	0.33%
Allowance for Loan Losses to Total Loans	0.69%	0.70%	0.64%	1.15%	1.15%
Non-performing Loans to Total Loans	0.81%	0.81%	0.70%	1.18%	1.28%
Allowance to Non-performing Loans	85.96%	86.22%	91.26%	97.28%	89.99%
Non-performing Assets to Total Assets	0.61%	0.62%	0.54%	0.71%	0.76%

(a)	December 31, 2015 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
Stockholders’ Equity	$198,048	$186,151	$182,575	$126,771	$123,560
Less Goodwill and other intangibles	42,661	39,265	39,569	8,646	8,813

Tangible Common Equity	$155,387	$146,886	$143,006	$118,125	$114,747

Reconciliation of Total Assets to Tangible Assets

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
Total Assets	$1,869,652	$1,707,797	$1,672,403	$1,133,651	$1,136,967
Less Goodwill and other intangibles	42,661	39,265	39,569	8,646	8,813

Tangible Assets	$1,826,991	$1,668,532	$1,632,834	$1,125,005	$1,128,154

Reconciliation of Net Income Excluding Costs Related to Acquisition Activities

	For the Three Months Ended				For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2015	2015	2014	2015	2014
Income before income taxes - Reported	$4,023	$2,482	$1,221	$2,828	$2,744	$10,554	$11,597
Acquisition Costs	1,736	2,499	1,912	245	0	6,392	0

Income before income taxes - Adjusted	5,759	4,981	3,133	3,073	2,744	16,946	11,597
Income tax expense	1,434	1,255	698	673	597	4,060	2,632

Net income adjusted	$4,325	$3,726	$2,435	$2,400	$2,147	$12,886	$8,965

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended				For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2015	2015	2014	2015	2014
Income before income taxes	$4,023	$2,482	$1,221	$2,828	$2,744	$10,554	$11,597
Provision for loan losses	990	1,220	850	450	825	3,510	1,880

Pre-tax, pre-provision income	$5,013	$3,702	$2,071	$3,278	$3,569	$14,064	$13,477

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
End of Period Loan Balances
Commercial real estate	$492,430	$442,181	$427,028	$231,990	$223,194
Commercial	228,455	204,726	202,552	122,762	120,493
Residential real estate	392,849	360,586	319,820	186,386	184,310
Consumer	180,525	173,041	183,785	130,505	133,628

Total, excluding net deferred loan costs	$1,294,259	$1,180,534	$1,133,185	$671,643	$661,625

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
Noninterest Income
Service charges on deposit accounts	$1,049	$929	$672	$603	$712
Bank owned life insurance income	214	184	165	139	117
Trust fees	1,518	1,482	1,509	1,647	1,482
Insurance agency commissions	175	130	118	146	99
Security gains	46	3	35	10	372
Retirement plan consulting fees	425	423	778	504	417
Investment commissions	286	332	256	298	211
Net gains on sale of loans	407	415	156	123	108
Other operating income	1,055	787	720	567	675

Total Noninterest Income	$5,175	$4,685	$4,409	$4,037	$4,193

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
Noninterest Expense
Salaries and employee benefits	$8,220	$7,213	$5,663	$5,542	$5,430
Occupancy and equipment	1,772	1,368	1,201	1,111	1,110
State and local taxes	283	400	243	245	193
Professional fees	1420	738	546	476	638
Merger related costs	1,736	2,530	1,912	245	0
Advertising	482	344	282	217	757
FDIC insurance	326	256	178	177	178
Intangible amortization	345	304	167	167	192
Core processing charges	770	643	382	381	403
Other operating expenses	1,266	1,725	1,513	1,190	966

Total Noninterest Expense	$16,620	$15,521	$12,087	$9,751	$9,867

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
	AVERAGE			AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
EARNING ASSETS
Loans	$1,262,480	$15,113	4.75%	$648,882	$8,009	4.90%
Taxable securities	283,571	1,480	2.07%	318,892	1,770	2.20%
Tax-exempt securities	133,837	1,361	4.03%	80,154	948	4.69%
Equity securities	9,520	145	6.04%	4,282	48	4.45%
Federal funds sold and other	11,523	9	0.31%	8,386	2	0.09%

Total earning assets	$1,700,931	18,108	4.22%	$1,060,596	10,777	4.03%

INTEREST-BEARING LIABILITIES
Time deposits	$246,113	$490	0.79%	$208,196	$815	1.55%
Savings deposits	539,227	163	0.12%	406,859	114	0.11%
Demand deposits	324,295	161	0.20%	127,112	9	0.03%
Short term borrowings	188,352	91	0.19%	71,110	11	0.06%
Long term borrowings	19,835	118	2.36%	19,983	129	2.56%

Total interest-bearing liabilities	$1,317,822	$1,023	0.31%	$833,260	$1,078	0.51%

Net interest income and interest rate spread		$17,085	3.92%		$9,699	3.52%

Net interest margin			3.99%			3.63%

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2015			December 31, 2014
	AVERAGE			AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
EARNING ASSETS
Loans	$955,415	$45,242	4.74%	$631,011	$31,390	4.97%
Taxable securities	279,808	5,903	2.11%	332,273	7,282	2.19%
Tax-exempt securities	103,947	4,510	4.34%	81,529	3,839	4.71%
Equity securities	6,561	287	4.37%	4,282	190	4.44%
Federal funds sold and other	16,855	29	0.17%	12,331	19	0.15%

Total earning assets	$1,362,586	55,971	4.11%	$1,061,426	42,720	4.02%

INTEREST-BEARING LIABILITIES
Time deposits	$227,412	$2,610	1.15%	$217,126	$3,506	1.61%
Savings deposits	468,123	534	0.11%	408,956	466	0.11%
Demand deposits	219,257	345	0.16%	127,066	36	0.03%
Short term borrowings	107,850	177	0.16%	72,870	46	0.06%
Long term borrowings	34,799	424	1.22%	21,240	525	2.47%

Total interest-bearing liabilities	$1,057,441	$4,090	0.39%	$847,258	$4,579	0.54%

Net interest income and interest rate spread		$51,881	3.72%		$38,141	3.48%

Net interest margin			3.81%			3.59%